SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 21, 2008 (May 15, 2008)

OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)
Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas 77002
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (713) 652-0582
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     At the 2008 Annual Meeting of Stockholders of Oil States International, Inc. (the “Company”) held on May 18, 2008 (the “2008 Annual Meeting”), the Company’s stockholders approved an amendment and restatement (the “Plan Amendment”) of the Company’s 2001 Equity Participation Plan (as so amended and restated, the “Plan”), which was previously adopted by the Board of Directors of the Company on February 18, 2008. As approved, the Plan, among other things, increases the number of shares of common stock of the Company that are eligible for awards under the Plan from 7,700,000 to 10,200,000.
     The foregoing summary of the Plan is qualified by reference to the copy of the Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
     On May 15, 2008, the Board of Directors of the Company (the “Board”) approved Second Amended and Restated Bylaws (the “Bylaws”). The Second Amended and Restated Bylaws amended the following provisions:
Section 2.3 – The Board may, on its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication. Previously, the Bylaws required a meeting of shareholders to be held in a physical location as designated by the Board.
Section 2.5 – The Company may now give notice of meetings of stockholders by electronic transmission in the manner provided in the Delaware General Corporation Law and may designate the means of remote communications by which stockholders and proxy holders will be deemed present and able to vote Previously, the Bylaws required written notice and physical attendance for meetings of stockholders.
Additionally, the Bylaws now indicate that an affidavit of the Secretary, Assistant Secretary, proxy solicitor or transfer agent of the Company that notice was properly given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 2.7 – The Bylaws now allow for proxies to be executed by electronic transmissions. Previously, the Bylaws did not expressly permit proxies to be executed by electronic transmissions.
Section 2.8 – The Second Amended and Restated Bylaws added a provision allowing for stockholders to examine a list of all stockholders. The Bylaws now provide that a complete list of stockholders entitled to vote at any meeting of stockholders shall be open to any stockholder, for any purpose germane to the meeting, for a period of 10 days before the meeting, either by reasonably accessible electronic network or at the principal office of the Company.
Section 2.13 – The Second Amended and Restated Bylaws added a provision allowing for electronic meetings of stockholders. If provided for by the Board, stockholders may attend and vote at meetings via remote communications, as long as the Company implements reasonable measures to identify stockholders and proxy holders, affords them a reasonable opportunity to participate in the meeting and maintains records of the vote or other action taken at the meeting.
Section 3.5 – The Bylaws now provide that notice of meetings of the Board can be provided by telephone or other electronic communication. If the notice is mailed, it must be placed in the mail seven days before a regular meeting and two business days prior to a special meeting. If the notice is delivered in person, by telephone or other electronic communication, it must be received three days prior to a regular meeting and 24 hours prior to a special meeting. Previously, the Bylaws allowed only for written notice and required notice to be given at least 15 business days prior to a regular meeting of the Board.
Section 4.10 – The Bylaws now provide that the Board may confer the power to remove an officer upon any other officer. Previously, an officer could only be removed by majority vote of the Board or by the Chairman of the Board.
Additionally, the Bylaws now provide that an officer chosen by the Board can be removed only by a majority vote of the Board. Previously, said officer could be removed by the Chairman of the Board.
Section 5.2 – The Bylaws now provide a detailed description of processes necessary to transfer stock in the Company’s record books. The Bylaws also provide that the Board may appoint a transfer agent and registrar to make rules and regulations it deems expedient regarding the transfer, issue and registration of shares of stock.
     The foregoing description of the amendments to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws of the Company, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Document

3.1	Second Amended and Restated By-Laws of Oil States International, Inc. dated as of May 15, 2008.

10.1	Oil States International, Inc 2001 Equity Participation Plan, as Amended and Restated Effective May 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 21, 2008

OIL STATES INTERNATIONAL, INC.
By:	/s/ Robert W. Hampton
Name:	Robert W. Hampton
Title:	Senior Vice President, Accounting and Corporate Secretary

Index to Exhibits

Exhibit
Number	Description of Document

3.1	Second Amended and Restated By-Laws of Oil States International, Inc. dated as of May 15, 2008.

10.1	Oil States International, Inc 2001 Equity Participation Plan, as Amended and Restated Effective May 15, 2008.